UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2013

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)
Delaware    001-35257    27-0855785

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1614 15th Street, Suite 300 Denver, Colorado 80202 (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 22, 2013, American Midstream GP, LLC (the “General Partner”), the general partner of American Midstream Partners, LP (the “Partnership”) entered into an employment agreement with Matthew W. Rowland, the General Partner’s Senior Vice President and Chief Operating Officer.

Mr. Rowland’s employment agreement has an initial term of three years, which will be automatically extended for successive one year terms until either party elects to terminate the agreement by giving written notice at least 60 days prior to the end of the expiration of the initial or extended term, as applicable. Mr. Rowland’s annual base salary under the employment agreement is $285,000, with a target bonus of 75% of the base salary, or $213,750, as further described below. The employment agreement provides that the base salary may be increased but not decreased. The employment agreement affords Mr. Rowland the opportunity to earn an annual cash incentive performance bonus of up to 75% of his annual base salary with the amount of any performance bonus based on the achievement of certain individual or company performance metrics, in each case as set by, and based on performance criteria established by the Board or the compensation committee of the Board (the “Compensation Committee”). The employment agreement also provides that Mr. Rowland is eligible to receive awards under the Second Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan (the “LTIP”) as determined by the Board or the Compensation Committee of the Board.

The employment agreement provides for the payment of severance benefits following certain terminations of employment by the General Partner or the termination of employment for “Good Reason” (as defined in the employment agreement) by Mr. Rowland. If the executive’s employment is terminated by the General Partner other than for “Cause” (as defined in the employment agreement) or other than on Mr. Rowland’s death or disability, or if Mr. Rowland’s employment terminates for “Good Reason,” in each case during the term of the agreement, Mr. Rowland will have the right to payment by the General Partner equal to his annual base salary in effect on the date of termination. The severance benefit is conditioned on Mr. Rowland executing a release of claims in favor of the General Partner and its affiliates, including the Partnership.

The description of the employment agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

In conjunction with the execution of Mr. Rowland’s employment agreement, on August 22, 2013, the Board approved a grant of 25,000 phantom units to Mr. Rowland under the LTIP. A description of the LTIP and the phantom units is contained in the Partnership’s prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, filed on August 13, 2012, and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. See “Index to Exhibits” attached to this Current Report on Form 8-K, which is incorporated by reference herein.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP By: American Midstream GP, LLC, its General Partner
Date: August 28, 2013	By: /s/ William B. Mathews Name: William B. Mathews Title: Secretary, General Counsel and Vice President of Legal Affairs

Exhibit Index

Exhibit Number	Description
10.1	Employment Agreement, dated August 22, 2013, by and between American Midstream GP, LLC and Matthew K. Rowland.